UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 25, 2010

THE DRESS BARN, INC.
(Exact name of registrant as specified in its charter)

Connecticut
(State or other Jurisdiction of Incorporation)

0-11736	06-0812960
(Commission File Number)	(I.R.S. Employer Identification No.)

30 Dunnigan Drive, Suffern, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (845) 369-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 25, 2010, The Dress Barn, Inc. (the “Company”) announced the final results of its previously announced offer to exchange (the “Offer”) any and all of its 2.50% Convertible Senior Notes Due 2024 (the “Notes”). The Offer expired at 12:00 midnight, New York City time, at the end of Friday, January 22, 2010. Pursuant to the Offer, all of the Notes were validly tendered for exchange and not withdrawn. Dress Barn has accepted all such Notes for exchange, and the settlement and exchange of cash and shares of Dress Barn’s common stock (“Common Stock”) for such validly tendered and accepted Notes is expected to occur on January 27, 2010.

In the aggregate, the Offer will result in the retirement of $112.5 million principal amount of Notes, the issuance of approximately 6.2 million shares of Common Stock and the payment of approximately $117.0 million to holders of validly tendered and accepted Notes. Following settlement of the Offer, no Notes will remain outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 25, 2010, issued by The Dress Barn, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE DRESS BARN, INC.
(Registrant)

Date:  January 25, 2010

/s/ Armand Correia
Armand Correia
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)